Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-152646 and 333-162421, and the Post Effective Amendment No. 2 to Form S-1 on Form S-3: No. 333-144447) of Stream Global Services, Inc. of our report dated March 10, 2010, with respect to the consolidated financial statements of Stream Global Services, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 10, 2010